Exhibit 99.1

New Fortress Energy Announces Third Quarter 2019 Results

November 11, 2019

NEW YORK -- New Fortress Energy LLC (NASDAQ: NFE) (“NFE” or the “Company”) today reported its financial results for the third quarter ending September 30, 2019.

Business Highlights
•	Commercial
o	New terminal pipeline is robust and NFE is actively engaged in converting two large scale MOUs into binding commitments which we expect to total approximately 1.3mm GPD
o	Currently In Discussion(1) with 100+ commercial and industrial customers(2) in Puerto Rico, Jamaica and Mexico
o
Total Committed Volumes(3) and In Discussion Volumes as of September 30, 2019 increased approximately 25% as compared to September 30, 2018. Committed Volumes plus In Discussion Volumes in Jamaica, Puerto Rico, and Mexico are approximately 4.0mm GPD(4)

•	Development
o	First Gas(5) at NFE’s Puerto Rico facility and Run Rate(6) of Units 5 & 6 in the San Juan Power Plant is expected in Q1 2020
o
Old Harbour Terminal is fully operational and the commissioning of JPS’ Old Harbour Power Plant is ongoing; consumption at the Old Harbour power plant is expected to exceed prior estimates, based on current nominations

o	Jamalco CHP plant substation construction completed and achieved “First Fire”(7) in Q4 2019
o	Mexico La Paz Terminal dredging works have commenced as we continue construction; First Gas is expected in Q3 2020; Run Rate is expected in Q4 2020
•	Financing
o	Closed on $180mm bond commitment, secured by the Jamalco CHP Plant. Issued $117mm in bonds to complete the construction of the Power Plant. Expect to issue an additional $63mm in bonds in Q4 2019
o
Cash on hand, including restricted cash, as of September 30, 2019 was $244mm which, combined with expected cash flows from operations, and undrawn amount from the bonds secured by the Jamalco CHP Plant, is expected to fully fund all downstream Committed project costs(8)

o	Evaluating LNG supply bids and expect to secure final pricing of approximately $5.50/MMBtu
o	As construction projects become operational, we expect to refinance; leverage on cash flows from operational terminals is expected to fund future development.

Financial Overview

	For the three months ended September 30,
(in millions, except Average Volumes)	2018	2019
Revenues	$28.4	$49.7
Net Loss	$(13.7)	$(54.4)
Operating Margin*	$4.3	$(4.9)
Average Volumes (k GPD)	306	329

*Operating margin is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

•
Revenue for Q3 2019 increased vs. Q3 2018 due to revenue generated from the Old Harbour terminal and new commercial and industrial customer contracts coming online(2).  Increase also due to $10MM of construction revenue recognized for Jamalco and Puerto Rico projects

•
Cost of goods sold was higher due to LNG costs as our weighted average cost of gas increased from $0.57 per gallon ($6.92 per MMBtu) in Q3 2018 to $0.66 per gallon ($8.02 per MMBtu) in Q3 2019. The increase in Cost of goods sold was also due to cost associated with construction services provided to customers of $9mm

•	Operation and maintenance cost was higher during Q3 2019 due to additional costs associated with operating our charter vessels, including a storage vessel for Puerto Rico
•
SG&A for Q3 2019 was higher than Q3 2018 largely due to development costs incurred for development projects that we have not yet made a final investment decision to complete, including the Pennsylvania Facility

Please refer to our Q3 2019 Investor Presentation for further information about the following terms:
1) “In Discussion Volumes” or similar words refer to expected volumes to be sold to customers for which (i) we are in active negotiations, (ii) there is a request for proposals or competitive bid process, or (iii) we anticipate a request for proposals or competitive bid process will soon be announced based on our discussions with the potential customer. We cannot assure you if or when we will enter into contracts for sales of additional volumes, the price at which we will be able to sell such volumes, or our costs to purchase, liquefy, deliver and sell such volumes. Some but not all of our contracts contain minimum volume commitments, and our expected sales to customers reflected in our “in discussion volumes” is substantially in excess of potential minimum volume commitments.
2) Please note that commercial and industrial customer contracts are the same as the “small scale” customers we refer to in our periodic filings, including our forthcoming report on Form 10-Q.
3) “Committed Volumes” means our expected volumes to be sold to customers under binding contracts, non-binding letters of intent, non-binding memorandums of understanding, binding or non-binding term sheets or have been officially selected as the winning provider in a request for proposals or competitive bid process. We cannot assure you if or when we will enter into binding definitive agreements for the sales of volumes under non-binding letters of intent, non-binding memorandums of understanding, non-binding term sheets or based on our selection as the winning provider under a request for proposals or competitive bid process. Some but not all of our contracts contain minimum volume commitments, and our expected volumes to be sold to customers reflected in our “committed volumes” is substantially in excess of such minimum volume commitments.
4) Based on Committed Volumes and In Discussion Volumes as of October 31, 2019 in total for all of Jamaica, Mexico and Puerto Rico.
5)”First Gas” means management’s current estimate of the date on which gas may first be capable of being made available to our projects, including our facilities in development. Full commercial operations of such projects will occur later than, and may occur substantially later than, the First Gas date. We cannot assure you if or when such projects will achieve the First Gas date, or full commercial operations after such First Gas date. Actual results could differ materially from the illustration and there can be no assurance that we will achieve our goal.

6) “Run Rate” means the date on which management currently estimates the initial ramp-up of operations on a particular facility will be over, and full commercial operations will be running at a sustainable level.  Volumes of LNG and natural gas that we are able to deliver and sell through a particular facility may keep increasing after the Run Rate date due to additional large or small scale customers being added for service by any particular facility, so the Run Rate does not represent the date on which management expects the relevant facility to be operating at its Capacity Volume.  Capacity Volume operations of such projects will occur later than, and may occur substantially later than, Run Rate.  We cannot assure you if or when such projects will reach the date Run Rate or full Capacity Volume.  Actual results could differ materially from the illustration and there can be no assurance we will achieve our goal.
7) “First Fire” refers to the date on which the natural gas turbine’s combustion system first operates on natural gas as a fuel. First Fire is an event during the commissioning of a power plant. Full commercial operations of such projects will occur later than, and may occur substantially later than, the First Fire date. We cannot assure you if or when projects will reach full commercial operations after achieving First Fire. Actual results could differ materially from any illustration and there can be no assurance that we will achieve our goal.
8) “Remaining project cost” and similar terms mean the remaining project budget that we estimate the referenced development project or projects will require in order to reach “operational” status or full commercial operations, as of a particular date. References to a particular quarter mean the last day of that quarter and references to a particular date mean that date. Such project cost is an estimate based on our contracts for each development project, negotiations in progress for the work related to such development project, and our experience developing other similar projects.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which will be available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
New Fortress Energy’s management will host a conference call on Tuesday, November 12, 2019 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Fortress Energy’s website, www.newfortressenergy.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference access code “New Fortress Energy Third Quarter Earnings Call”.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available from 11:00 A.M. Eastern Time on Tuesday, November 12, 2019 through 11:00 P.M. Eastern Time on Tuesday, November 19, 2019 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.); please reference access code “1287499”.

About New Fortress Energy LLC
New Fortress Energy (NASDAQ: NFE) is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities. New Fortress Energy is majority-owned by a fund managed by an affiliate of Fortress Investment Group.

Non-GAAP Financial Measure
Operating margin is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to operating income (loss), net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, provides a supplemental measure of financial performance of our current liquefaction and regasification operations.  This measure excludes items that do not significantly affect day-to-day performance of our current liquefaction and regasification operations, including our corporate SG&A and other (income) expense.

As operating margin measures our financial performance based on operational factors that management can impact in the short-term and provides an assessment of controllable expenses, items associated with our capital structure and beyond the control of management in the short-term, such as depreciation and amortization, taxation, and interest expense are excluded.  As a result, this supplemental metric affords management the ability to make decisions to facilitate meeting current financial goals as well as achieve optimal financial performance of our current liquefaction and regasification operations.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements.  A reconciliation is provided for the non-GAAP financial measure to our GAAP net income (loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income (loss), and not to rely on any single financial measure to evaluate our business.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” including the expected conversion of large scale MOUs into binding commitments and the total for such commitments, the number of small scale customers; aggregate demand, and our expected volumes each in particular jurisdictions including Committed Volumes and In Discussion Volumes; the expected First Gas, Run Rate, or commercial operations dates of the San Juan, Puerto Rico micro fuel handling facility and Units 5 & 6 at San Juan Power Plant; the expected consumption of natural gas at Old Harbour; the expected First Gas and commercial operations date of our La Paz, Mexico Facility; the expectations related to the additional funding of the Jamalco CHP bonds, including the timing of such additional funding; and the expectation that we will be able to fund future developments and projects using the proceeds from future financings once our terminals and facilities produce cash flow from operations. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that our construction or commissioning schedules will take longer than we expect, the risk that our expectations about the price at which we sell LNG, the cost at which we produce, ship and deliver LNG, and the margin that we receive for the LNG that we sell are not in line with our expectations, risks that our operating or other costs will increase and our expected funding of projects may not be possible, and risks that our downstream committed projects costs are greater than we expect so the expected funding of such projects may not be possible, and the risk that we will not be able to enter into binding agreements with large scale or small scale customers on terms that are acceptable to us or at all. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in the Company’s annual and quarterly reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Alan Andreini
(212) 798-6128
aandreini@fortress.com

Joshua Kane
(516) 268-7455
jkane@newfortressenergy.com

Media:
Jake Suski
(516) 268-7403
press@newfortressenergy.com

Condensed Consolidated Balance Sheets
As of September 30, 2019 and December 31, 2018
(Unaudited, in thousands of U.S. dollars, except share amounts)

	September 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$178,187	$78,301
Restricted cash	22,011	30
Receivables, net of allowances of $0 and $257, respectively	37,248	28,530
Finance leases, net	1,045	943
Inventory	28,625	15,959
Prepaid expenses and other current assets	49,712	30,017

Total current assets	316,828	153,780

Investment in equity securities	1,529	3,656
Restricted cash	43,860	22,522
Construction in progress	394,516	254,700
Property, plant and equipment, net	193,577	94,040
Finance leases, net	91,447	92,207
Deferred tax asset, net	38	185
Intangibles, net	40,693	43,057
Other non-current assets	65,295	35,255

Total assets	$1,147,783	$699,402

Liabilities
Current liabilities
Term loan facility	$492,762	$272,192
Accounts payable	17,106	43,177
Accrued liabilities	50,796	67,512
Due to affiliates	7,856	4,481
Other current liabilities	30,495	17,393

Total current liabilities	599,015	404,755

Long-term debt	113,164	-
Deferred tax liability, net	171	-
Other long-term liabilities	15,035	12,000

Total liabilities	727,385	416,755

Commitments and contingences (Note 17)

Stockholders’ equity

Members’ capital, no par value, 500,000,000 shares authorized, 67,983,095 shares issued and outstanding as of December 31, 2018	-	426,741
Class A shares, 22,892,293 shares, issued and outstanding as of September 30, 2019; 0 shares issued and outstanding as of December 31, 2018	123,760	-
Class B shares, 145,057,375 shares, issued and outstanding as of September 30, 2019; 0 shares issued and outstanding as of December 31, 2018	-	-
Accumulated deficit	(38,480)	(158,423)
Accumulated other comprehensive (loss	(19)	(11)
Total stockholders’ equity attributable to NFE	85,261	268,307
Non-controlling interest	335,137	14,340
Total stockholders’ equity	420,398	282,647
Total liabilities and stockholders’ equity	$1,147,783	$699,402

Condensed Consolidated Statements of Operations and Comprehensive Loss
For the three and nine months ended September 30, 2019 and 2018
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Operating revenue	$35,345	$24,629	$93,221	$69,545
Other revenue	14,311	3,795	26,152	11,387

Total revenues	49,656	28,424	119,373	80,932

Operating expenses
Cost of sales	45,832	22,094	123,224	68,625
Operations and maintenance	8,707	1,999	18,609	5,750
Selling, general and administrative	40,913	13,423	122,831	40,827
Depreciation and amortization	1,930	830	5,731	2,258

Total operating expenses	97,382	38,346	270,395	117,460

Operating loss	(47,726)	(9,922)	(151,022)	(36,528)

Interest expense	4,974	3,183	14,457	6,389
Other expense, net	1,788	270	133	103

Loss before taxes	(54,488)	(13,375)	(165,612)	(43,020)
Tax (benefit) expense	(64)	306	337	399
Net loss	(54,424)	(13,681)	(165,949)	(43,419)
Net loss attributable to non-controlling interest	47,701	72	139,483	72
Net loss attributable to stockholders	$(6,723)	$(13,609)	$(26,466)	$(43,347)

Net loss per share – basic and diluted	$(0.30)		$(1.34)

Weighted average number of shares outstanding – basic and diluted	22,692,104		19,689,568

Other comprehensive loss:
Net loss	$(54,424)	$(13,681)	$(165,949)	$(43,419)
Unrealized loss on currency translation adjustment	143	-	143	-
Unrealized loss (gain) on available-for-sale investment	-	290	-	(443)
Comprehensive loss	(54,567)	(13,971)	(166,092)	(42,976)
Comprehensive loss attributable to non-controlling interest	47,825	72	139,607	72
Comprehensive loss attributable to stockholders	$(6,742)	$(13,899)	$(26,485)	$(42,904)

Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2019 and 2018
(Unaudited, in thousands of U.S. dollars)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(165,949)	$(43,419)
Adjustments for:
Amortization of deferred financing costs	4,150	1,469
Depreciation and amortization	6,197	2,776
Deferred taxes	318	309
Change in value of Investment in equity securities	2,127	-
Share-based compensation	35,833	-
Other	(209)	808
(Increase) Decrease in receivables	(8,403)	354
(Increase) in inventories	(12,666)	(8,002)
(Increase) in other assets	(44,985)	(5,863)
Increase (Decrease) in accounts payable/accrued liabilities	8,807	(1,156)
Increase (Decrease) in amounts due to affiliates	3,375	(1,330)
Increase in other liabilities	16,644	898
Net cash used in operating activities	(154,761)	(53,516)

Cash flows from investing activities
Capital expenditures	(295,635)	(112,861)
Principal payments received on finance lease, net	600	726
Net cash used in investing activities	(295,035)	(112,135)

Cash flows from financing activities
Proceeds from borrowings of debt	337,000	130,000
Payment of deferred financing costs	(8,259)	(9,438)
Repayment of debt	(3,750)	(75,920)
Proceeds from IPO	274,948	-
Payment of offering costs	(6,938)	-
Proceeds from note due to afilliate	-	372
Capital contributed from Members	-	20,150
Collection of subscription receivable	-	50,000
Net cash provided by financing activities	593,001	115,164

Net increase (decrease) in cash, cash equivalents and restricted cash	143,205	(50,127)
Cash, cash equivalents and restricted cash – beginning of period	100,853	118,331
Cash, cash equivalents and restricted cash – end of period	$244,058	$68,204

Supplemental disclosure of non-cash investing and financing activities:

Changes in accrued construction in progress costs and property, plant and equipment	$(51,586)	$30,879

Non-GAAP Operating Loss and Non-GAAP Operating Margin
(Unaudited, in thousands of U.S. dollars)

We define non-GAAP operating margin as GAAP net loss, adjusted for selling, general and administrative expense, depreciation and amortization, interest expense, other expense, net and tax expense (benefit).

	For the three months ended September 30,
	2018	2019
Net loss	$(13,681)	$(54,424)
Add:
Selling, general and administrative	13,423	40,913
Depreciation and amortization	830	1,930
Interest expense	3,183	4,974
Other expense, net	270	1,788
Tax expense (benefit)	306	(64)
Non-GAAP operating margin	$4,331	$(4,883)